UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

AMN Healthcare Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16753	06-1500476
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 871-8519

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) On April 12, 2011, AMN Healthcare Services, Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”).

(b) The following items of business were voted upon by stockholders at the Annual Meeting:

1.	Each of the Board of Directors’ nominees for director was elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, by the votes set forth below:

Director	For	Against	Abstain	Broker Non-Votes
R. Jeffrey Harris	33,547,388	2,690,227	21,607	4,415,087
Michael M.E. Johns	33,546,832	2,690,843	21,547	4,415,087
Martha H. Marsh	34,391,146	1,846,529	21,547	4,415,087
Susan R. Salka	34,518,114	1,721,561	19,547	4,415,087
Andrew M. Stern	34,419,296	1,819,379	20,547	4,415,087
Paul E. Weaver	35,317,677	919,998	21,547	4,415,087
Douglas D. Wheat	28,718,251	7,517,584	21,547	4,416,927

2.	The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
24,252,689	11,782,176	224,358	4,415,087

3.	The recommended frequency of advisory votes on executive compensation was every year, by the votes set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
32,939,121	29,330	3,008,931	184,306	4,572,797

In accordance with the results of this vote, the Company’s Board of Directors has determined to implement an annual advisory vote on executive compensation.

4.	The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, was ratified, by the votes set forth below (there were no broker non-votes on this proposal):

For	Against	Abstain	Broker Non-Votes
39,627,337	1,006,832	34,650	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: April 14, 2011	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer